LEASE

THIS LEASE, Made and entered into as of the 27th day of March, 1998, by and between DOLLAR TREE STORES, INC., a Virginia corporation, having its principal office at 500 Volvo Parkway, Chesapeake, Virginia 23320 (herein called "Landlord") and RAYTHEON SERVICE COMPANY, a Delaware corporation, having its principal office at 141 Spring Street, Lexington, Massachusetts 02173, (herein called "Tenant").

                              W I T N E S S E T H:

IN CONSIDERATION of the covenants and agreements herein contained and to be performed on the part of Tenant and the payment of the rental herein reserved and for other good and valuable consideration, Landlord and Tenant hereby agree as follows:

1. Premises. Landlord hereby demises and leases to Tenant, and Tenant hereby takes and Leases from Landlord, those certain parcels of land, together with the buildings, improvements and equipment located thereon and all easements appurtenant thereto, which are leased by Landlord from DMK Associates and as more particularly described in Exhibit A attached hereto and hereby made a part hereof. Said premises are herein referred to as the "premises" or the "demised premises". The premises consists of a parcel of land containing approximately ten (10) acres on which a warehouse containing approximately 207,000 square feet (of which 21,000 square feet is finished for office use), 232 parking spaces and approximately 2.5 acres of paved truck and trailer parking are located. Personal property and fixtures, including but not limited to, warehouse racking, modular furniture, telephone system and security systems, are hereby leased and shall be deemed to be a part of the demised premises. The premises are acknowledged by Tenant to be in good physical condition and otherwise suitable for the use set forth herein and are accepted by Tenant "as is", in their present condition on the date hereof.

2. Term.
         a. Initial Term. The term of this Lease, unless sooner terminated as herein provided, shall be for a term of ten (10) Lease Years commencing on March 1, 1998 (the "Commencement Date"). Landlord shall provide notice to Tenant of the date the demised premises are available for occupancy by Tenant and Tenant may take possession of the premises prior to March 1, 1998,

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provided Tenant provides Landlord with certificates of insurance as required by
Section 10 hereof and Tenant gives Landlord notice of the date Tenant first takes possession of the premises. "Lease Year" as used in this Lease shall mean the period from the first day of the term hereof to the last day of the twelfth full calendar month thereafter and each and every successive twelve (12) month period during the term hereof.
         b. Prime Leases. As a material inducement to Tenant to execute this Lease, Landlord and DMK Associates, jointly and severally, hereby represent to Tenant that:
                  (i) the following are all of the outstanding and subsisting leases related to the premises:
                  o        Lease (Parcel 31) dated October 1, 1991, between
                           DMK Associates, as Lessor, and Only One Dollar,
                           Inc., as Lessee; and

                  o Lease (Parcel 29) dated October 1, 1991, between DMK Associates, as Lessor, and Only One Dollar, Inc., as Lessee.

                  The foregoing Leases are referred to herein as the "Prime Leases".

                  (ii) the term of the Prime Leases runs until December 31, 2009; and
                  (iii) notwithstanding any greater obligations imposed on, or lesser rights granted to Landlord by DMK Associates under the Prime Leases, so long as Tenant is in compliance with this Lease in all material respects, neither Landlord nor DMK Associates will take any action to disturb Tenant's occupancy and quiet enjoyment of the premises, by way of ejectment or otherwise.
         For the ten (10) year term hereof, Landlord covenants and agrees to pay all rents and to comply with all terms, covenants and conditions of the Prime Leases and, so long as Tenant is in compliance with the terms hereof, Tenant's occupancy and quiet enjoyment of the premises shall not be disturbed in any way or respect by DMK Associates. DMK Associates joins herein to evidence its full consent to all of the terms and conditions of this Lease, agrees to assume and be bound by all of the terms, covenants and conditions hereof, and shall perform the duties, obligations and liabilities of the Landlord hereunder in the event that the Prime Leases are ever terminated pursuant to their

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terms prior to the expiration of this Lease to the same extent as if DMK
Associates were itself Tenant's Landlord. The word "Landlord" as used herein shall include both DMK Associates and Dollar Tree Stores, Inc., as their responsibilities and interests might appear and shall be liberally construed generally as both DMK Associates and Dollar Tree Stores, Inc., and DMK Associates hereby guarantees the duties, obligations and liabilities of Landlord hereunder from and after the expiration or earlier termination of the Prime Leases.

3. Rent.
         a. Base Rent. Tenant covenants and agrees to pay to Landlord as rent for the demised premises, without offset and without previous demand therefor, Base Annual Rent in the following amounts in equal monthly installments on the first day of each calendar month of the term hereof in advance:

                            Lease Years 1 through 10
                                $776,250.00/year
                                $64,687.50/month

Notwithstanding the foregoing, one-half of the Base Rent for the months of March and April, 1998, shall be abated and the first full monthly installment of Base Rent shall be due and payable on May 1, 1998. Tenant's occupancy prior to March 1, 1998, shall not require the payment of Base Rent.
         b. Additional Rent. All other payments and charges due and payable by Tenant to Landlord under the terms and provisions of this Lease shall constitute additional rent and shall commence to accrue and be payable from and after Tenant's occupancy of the premises.
         c. Place for Payment of Rent. Rent shall be payable at the office of the Landlord as set forth above or at such other place as Landlord shall have given Tenant written notice of at least thirty (30) days in advance.
         d. Late and Returned Check Charges. Tenant covenants and agrees to pay Landlord as a late charge of two percent (2%) of the amount due on all overdue rent and all other overdue sums payable to Landlord under this Lease, if said sums have not been paid by the fifth day following their respective due dates. In addition to the late charge set forth in the preceding sentence, if any portion of the rent or any other sum payable by Tenant to Landlord hereunder shall be due and unpaid for more than thirty

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(30) days, then Tenant shall pay Landlord interest on said past due amount at the prime rate of interest as announced from time to time by First Union National Bank of Virginia (or its successor) plus two percent (2%) per annum, as the same may be adjusted from time to time. Interest on said past due sum(s) shall commence to accrue on the due date thereof and shall continue to accrue until paid. Landlord expressly reserves all other rights and remedies provided for herein and by law with respect to non-payment or late payment of the rent and other sums payable to Landlord hereunder.

4. Taxes, Utilities, and Maintenance.
         a. Taxes.
                  (1) Tenant shall, during the term of this Lease, as additional rent, pay and discharge punctually, as and when the same shall become due and payable, all property taxes (both real and personal), special and general assessments, impact fees, other governmental impositions and charges of every kind and nature whatsoever, extraordinary as well as ordinary whether billed in the name of DMK Associates, Landlord or Tenant (herein referred to as "Taxes"), and each and every installment thereof which shall be charged, levied, assessed or imposed, with respect to the premises or any part thereof, together with all interest or penalties thereon, during the term of this Lease.
                  (2) To the extent that the same may be permitted by applicable law, Tenant shall have the right to apply for the conversion of any assessment for local improvements assessed against the premises or any part thereof during the term of this Lease into annual, semi-annual or quarterly installments, and upon such conversion Tenant shall pay and discharge punctually said installments as they become due and payable. Landlord agrees to permit the application for the foregoing conversion to be filed in Landlord's name, if necessary, and shall execute any and all documents requested by Tenant to accomplish the foregoing result, at Tenant's sole cost and expense.
                  (3) Tenant shall be deemed to have complied with the covenants of this subparagraph 4.a. if all Taxes shall have been paid either within any period allowed by law or by the governmental authority imposing the same during which payment is permitted without penalty or interest or before the same shall become a lien upon the premises or any part thereof. Tenant shall produce and exhibit to Landlord satisfactory evidence of

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such payment within thirty (30) days of the payment of the Taxes, or any installment thereof.
         b. Apportionment of Taxes. All Taxes, including, without limitation, any assessments that have been converted into installments as set forth in Subparagraph a.(2) above, which shall become payable during each of the calendar or fiscal years, as the case may be, in which the term of this Lease commences or terminates, shall be apportioned pro rata between Landlord and Tenant in accordance with the respective portions of such year during which the term of this Lease shall be in effect.
         c. Contest of Taxes. Tenant shall have the right to protest, contest or review all such Taxes by legal proceedings or in such other manner as it may deem suitable (which, if instituted, Tenant shall conduct promptly at Tenant's sole cost and expense, and free of any expense to Landlord). Landlord shall cooperate in all reasonable respects with any such effort by Tenant and shall execute documents in respect thereof, including, as appropriate, and as may be required by the governmental authority imposing the Taxes, a special or limited appointment of Tenant as Landlord's agent solely for the purpose of contesting the taxes. Notwithstanding the foregoing, Tenant shall promptly pay all such Taxes if at any time the premises or any part thereof shall then be subject to forfeiture, without right of stay or appeal, or if Landlord shall be actually subject to, or threatened by any public authority with any criminal liability, arising from the non-payment thereof.
         Landlord shall have the right, but not the obligation, to pay any uncontested and unpaid delinquent Taxes, or, if Tenant is contesting any Taxes and the Landlord is nevertheless about to be divested of title to the demised premises. In the former case, (but not the latter), Landlord may add the amount so paid, together with interest thereon at the rate of eighteen percent (18%) per annum, to the next installment of Base Annual Rent or to any subsequent installment of said rent, and the same shall be collectable as additional rent in the same manner and with the same remedies as if it had been originally reserved as rent hereunder. Landlord shall give Tenant written notice of any payments made by Landlord pursuant hereto.
         d. Tax Refunds. Landlord covenants and agrees that if there shall be any refunds or rebates on account of the Taxes paid or reimbursed to or on behalf of Landlord by Tenant under the provisions of this Lease, such refund or rebate shall belong and, if paid to Landlord, be paid over to Tenant. Landlord shall,

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upon the request of Tenant, sign any receipts that may be necessary to secure the payment of any such refund or rebate, and shall pay over to Tenant such refund or rebate as received by Landlord.
         e. Taxes for Which Tenant is Not Responsible. Nothing herein contained shall require or be construed to require Tenant to pay any income, franchise, gross receipts, corporation, capital levy, excess profits, revenue, inheritance, gift or estate tax by whatsoever authority imposed or howsoever designated that are or may be imposed upon DMK Associates, Landlord, their successors or assigns.
         f. Utilities. Tenant shall pay for the following utilities and shall arrange for said utilities to be billed directly to
Tenant:
                  (1) all water, gas, electricity and fuel consumed on the premises;
                  (2) all sewer charges assessed by the municipal authority having jurisdiction;
                  (3) all storm water management fees or charges assessed by the municipal authority having jurisdiction;
                  (4) all assessments for public improvements relating to the construction, installation or improvement of a sewer system and/or sewage treatment plant whether or not such assessments are measured by the amount of water consumed by Tenant on the demised premises; and
                  (5) all costs associated with trash and garbage pick up and removal.
         g. Maintenance by Tenant. (1) Tenant shall at all times during the term of this Lease and at its sole cost and expense, keep the premises, the building which forms a part of the premises, the components thereof and the appurtenances thereto, including without limitation the heating systems, air conditioning systems, hydraulic systems, sprinkler systems, electric system, telephone system, security system, toilets, plumbing lines, windows, doors, glass, modular furniture, storage racks, fixtures and equipment, and the driveways, paved parking areas and any landscaping located on the premises in good condition of repair, making such replacements as may be necessary from time to time, it being expressly understood that Tenant will be obligated to make all repairs and replacements necessary to keep the premises, the building that forms a part of the premises, the components thereof and the appurtenances thereto in good order and condition during the term hereof, except for the

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items to be replaced or repaired (during the first Lease Year) by
Landlord as specifically set forth in subparagraph 4.h. below.
                  (2) Tenant shall keep the premises free from insects, pests and vermin of all kinds.
                  (3) Tenant shall surrender the premises, including the components thereof and the appurtenances thereto as set forth in subparagraph 4.g. above, at the end of this Lease in the same condition in which Tenant has agreed to keep the same during the term hereof, reasonable wear and tear and damage by casualty or condemnation excepted. Accordingly, Tenant shall remove any leasehold improvements, fixtures, trade fixtures and equipment that Tenant has made to or installed in the premises during the term hereof and shall repair any and all damages caused by said removal. This obligation of Tenant to restore the premises and remove its improvements, fixtures and equipment shall specifically survive the expiration or earlier termination of the term hereof.
                  (4) In the event Tenant shall fail to perform such maintenance or make such repairs or replacements, as called for by this subparagraph 4.g., within thirty (30) days of the date Landlord gives notice to Tenant of the need for such maintenance, repairs or replacements, Landlord may, but shall not be required to, perform such work and charge the actual amount of the expense therefor to Tenant, which shall be payable by Tenant to Landlord within thirty
(30) days of the presentation to Tenant of Landlord's invoice listing the costs incurred by Landlord.
         h. Replacements by Landlord.
                  (1) Landlord agrees that it shall be responsible for the replacement of the roof and structural components of the building that forms a part of the premises, but shall not be responsible for the routine maintenance and repair thereof; said maintenance and repair being the sole responsibility of Tenant pursuant to subparagraph 4.g. above.
                  (2) Landlord warrants that the heating systems, air conditioning systems, hydraulic systems, electric system and plumbing systems will be in good working order on the commencement of the term hereof and for the first Lease Year. Pursuant to such warranty, Landlord shall be responsible for the costs of repairs to said systems for the first Lease Year, unless the need for repair of said systems arises from the alteration or addition to said systems by Tenant, the failure of Tenant to provide routine maintenance of said systems or from the negligence or misuse of said systems by Tenant, in which event,

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Tenant shall bear the costs of maintenance and repair of said system(s).

5. Use of Premises. The demised premises shall be used solely as a service shop, light assembly, overhaul, repair, office and warehouse facilities, and for no other purpose without Landlord's consent.

6. Operations. Tenant shall operate its business on the demised premises at all times during the term of this Lease, except for temporary closures for remodeling or repairs or caused by a casualty or condemnation; provided, however, that Tenant may leave the Premises vacant for business reasons so long as such vacancy does not affect the scope or pendency of the insurance coverage for the Premises. In the event Tenant leaves the Premises vacant for ninety (90) days, Tenant shall take all reasonable actions to maintain the security of the Premises and maintain the building, improvements, systems, fixtures and equipment located on the Premises so that said building, improvements, systems, fixtures and equipment remain in good condition and do not deteriorate. In order to ensure that Tenant is complying with this obligation, Landlord shall have the right to inspect the premises and test the condition of the systems and equipment on a monthly basis for so long as Tenant leaves the premises vacant.

7. Compliance with Laws.
         a. Tenant to Comply with Laws. During the term of this Lease, Tenant shall, at its own cost and expense, promptly observe and comply with all present and future laws, ordinances, requirements, orders, directives, rules and regulations of all governmental or quasi-governmental authorities or agencies affecting the premises or any part thereof or the business conducted thereon, whether the same are in force at the commencement of the term of this Lease or may in the future be passed, enacted or directed. Tenant shall pay all costs, expenses, liabilities, losses, damages, fines, penalties, claims and demands, including reasonable attorneys' fees, that may in any manner arise out of or be imposed because of the failure of Tenant to comply with the covenants of this
Section 7, and shall indemnify and hold Landlord harmless with respect to the same. The premises shall not be used for any illegal or immoral purpose.

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         b. Right to Contest. Tenant shall have the right to contest by appropriate legal proceedings diligently conducted in good faith, in the name of the Tenant, or Landlord (if legally required), or both (if legally required), without cost or expense to Landlord, the validity or application of any law, ordinance, rule, regulation, or requirement of the nature referred to in subparagraph 7.a. and, if by the terms of any such law, ordinance, order, rule, regulation or requirement, compliance therewith may legally be delayed pending the prosecution of any such proceeding, Tenant may delay such compliance therewith until the final determination of such proceeding so long as such delay does not materially adversely affect the premises or Landlord's interest in the premises.
         c. Landlord's Cooperation. Landlord agrees to execute and deliver any appropriate papers or other instruments that may be necessary or proper to permit Tenant to contest the validity or application of any such law, ordinance, order, rule, regulation or requirement and to cooperate fully with Tenant in such contest, provided Tenant bears all costs and expenses incurred by Landlord in cooperating with Tenant.

8. Trade Fixtures and Alterations.
         a. Fixtures. Tenant shall have the right to install its trade fixtures in the premises and such installation shall be at the risk and expense of Tenant. All trade fixtures installed in the premises by Tenant shall remain the property of, and shall be removed by, Tenant at the expiration of this Lease, and Tenant agrees promptly to repair all damages to the Leased Premises occasioned by the removal of said fixtures. Any fixtures that Tenant fails to remove at the expiration of this Lease shall become the sole property of Landlord, and Tenant shall reimburse Landlord for the actual costs incurred by Landlord in removal and disposal of such fixtures, which obligation on the part of Tenant shall expressly survive the expiration or earlier termination of the term hereof. Notwithstanding the foregoing, Tenant shall have no interest in and no right to remove the storage racks, modular furniture, telephone system, and security system leased to Tenant pursuant to the terms hereof and deemed to be a part of the premises described herein.
         b. Alterations. During the term hereof, Tenant shall not make any alterations, additions, improvements, or other changes to the premises costing more than $50,000.00, without the prior written approval of Landlord and in such cases only in accordance

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with plans and specifications approved in writing by Landlord. All alterations, additions or improvements made by Tenant to the premises shall comply with all applicable laws, ordinances, codes and regulations. If required hereunder, Tenant shall submit its proposed plans and specifications to Landlord. If the costs of the proposed alterations, additions or improvements exceed $50,000, then Tenant shall submit to Landlord a certificate from a licensed architect, engineer or other building official stating that Tenant's plans and specifications comply with all applicable laws, ordinances, codes and regulations. In such cases, Landlord shall either approve said plans and specifications or provide Tenant with specific items which Landlord does not approve within fifteen (15) days of receipt of said plans and specifications. If Landlord does not respond to Tenant within said fifteen (15) days, said plans and specifications shall be deemed to be approved. Landlord shall not impose any charge upon Tenant for the review or approval of Tenant's plans and specifications. On or before the termination of this Lease, Tenant shall remove any such alterations or additions and repair any damage to the premises occasioned by their installation or removal and restore the premises to substantially the same condition as existed prior to the time when any such alterations or additions were made and this obligation of Tenant to Landlord shall specifically survive the expiration or earlier termination of the term hereof.

9. Limited Right to Sublease or Assign.
         a. General Prohibition; Limited Exceptions. Without Landlord's prior written consent, such consent not to be unreasonably conditioned, delayed, denied or withheld, Tenant may not sublease the premises nor assign its interest in this Lease for a use that differs from Tenant's use, except that Tenant may, without Landlord's consent, sublet supporting facilities (such as a shipping department or a billing department) on the premises in the ordinary course of Tenant's business and Tenant may sublet the premises to a subsidiary or affiliated corporation which is under common control of Tenant or Raytheon Company, a Delaware Corporation. In the event of a sublease of the premises or assignment of this Lease, Tenant shall remain primarily liable to Landlord for the performance of all of the Tenant's obligations hereunder.
         b. Sublease Terms. Tenant shall make no subleases that extend beyond the term of this Lease, except with the Landlord's prior written consent. Landlord shall accept or reject such

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subleases within sixty (60) days of its receipt thereof and if Landlord fails to respond within said sixty (60) day period then such subleases shall be deemed accepted by Landlord.
         c. Mortgage of Leasehold. Without the prior written consent of Landlord, which consent Landlord may grant or deny in its sole and absolute discretion, Tenant may not mortgage or otherwise encumber its interest in this Lease, in the premises covered by this Lease or the personal property and fixtures leased to Tenant by Landlord. If Landlord does consent to Tenant's encumbering its interest in this Lease, it shall be an express condition of said consent that the holder of said mortgage provides to Landlord copies of all notices either given by Tenant to said holder or given by said holder to Tenant.

10. Insurance.
         a. Property Insurance. Tenant covenants that it will keep the demised premises insured against damage by fire, extended coverage and other perils, in an amount not less than 100% of the replacement cost of all of the buildings and improvements located on the demised premises. Said insurance shall designate the Landlord as an additional insured and loss payee, as its interests may appear. The following shall apply to the insurance provided by Tenant pursuant to the terms hereof:
                  (1) Tenant shall maintain property damage insurance on an all-risk form for the full replacement value of the premises, and all of the buildings, improvements and fixtures owned by Landlord, with responsible insurance companies permitted to insure risks in Virginia, reasonably satisfactory to the Landlord, naming Landlord as an additional insured and loss payee, as its interests may appear, and providing for at least thirty (30) days' written notice to Landlord prior to amendment, modification, termination or cancellation thereof. With regard to Landlord's personal property that is leased by Landlord to Tenant hereunder, Tenant may self insure said personal property against loss or damage, provided that at the termination of this Lease, Tenant shall return said personal property or suitable replacements therefor in the same condition as when leased to Tenant, reasonable wear and tear excepted.
                  (2) During the course of any construction, reconstruction, addition, alteration or repair of the building or improvements located on the premises, Tenant shall maintain builder's risk insurance on a completed value form against "all risk of physical loss," naming Landlord as an additional insured

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and loss payee, including collapse and transit coverage, covering the total value of work performed and equipment, supplies and materials furnished.
                  (3) Certificates of insurance duly signed by the agent issuing the policies and endorsements thereto shall be delivered to the Landlord annually until the termination of this Lease. Each of the above-described certificates of insurance shall contain a provision stating that the policies cannot be materially amended, modified, cancelled or terminated without giving at least thirty (30) days' prior written notice to the Landlord. In the event Tenant receives notice that any such insurance will lapse, be terminated or otherwise become unavailable, then Tenant shall, prior to the date of such lapse, termination or unavailability, provide replacement policies in form and substance similar to that theretofore in place in the same principal amount of such prior policy of insurance. Not less than thirty (30) days prior to the expiration of any insurance policy, Tenant shall deliver to Landlord satisfactory evidence of the renewal of such policies and the payment of the premium therefor. The insurance coverage required herein may be provided under blanket policies, which insure the demised premises as well as other properties owned or leased by Tenant (or its affiliates).
         b. Liability Insurance. Tenant further agrees that it shall provide at its sole expense, and keep in force during the term of this Lease, comprehensive general liability insurance in a good and solvent insurance company or companies licensed to do business in the Commonwealth of Virginia, and reasonably satisfactory to Landlord, in the amount of Three Million Dollars ($3,000,000) combined single limit with respect to injury, death or property damage. Tenant agrees to deliver certificates of such insurance to Landlord at the beginning of the term of this Lease and thereafter not less than thirty (30) days prior to the expiration of any such policy. Said insurance shall be non-cancelable without thirty (30) days' written notice to Landlord.
         c. Waiver of Subrogation. All insurance policies carried by Tenant and Landlord, including but not limited to contents, fire, and casualty insurance, shall expressly waive any right on the part of the insurer to be subrogated against the other party or parties named on said policies.
         d. Workers' Compensation. Tenant further agrees that it shall carry workers' compensation insurance having limits not

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less than those required by Virginia and Federal law, if applicable, and covering all persons employed by Tenant in the conduct of its operations on the premises. Said policy or policies shall be written by good and solvent insurance company or companies licensed to do business in the Commonwealth of Virginia and reasonably satisfactory to Landlord.
         e. Additional Provisions Regarding Insurance.
                  (1) In the event Tenant fails to cause the insurance policies described in this Section 10 to be written and pay the premiums therefor and deliver such policies and renewal certificates thereof to Landlord (notwithstanding Landlord's right to declare an Event of Default), Landlord shall nevertheless have the right, without being obligated to do so, but only after reasonable prior written notice has been furnished to Tenant of Landlord's intention to do so, to effectuate such insurance and pay the premiums therefor. All such premiums paid by Landlord shall be repaid by Tenant to Landlord on demand as additional rent.
                  (2) Tenant shall promptly comply with and conform to all provisions of each such insurance policy and all requirements of the insurers thereunder, applicable to Tenant or any portion of the demised premises.
         f. Indemnification of Landlord. Tenant covenants and agrees to indemnify, defend, protect and save DMK Associates, Landlord, their partners, officers, directors, employees and agents (and their heirs, successors and assigns) harmless from and against any and all claims, demands, expenses, losses, suits and damages as may be occasioned by reason of (1) any accident or incident occurring on the premises during the term of this Lease, causing injury to persons or damage to property (including the premises), (2) the failure of Tenant fully and faithfully to perform all material obligations and observe all material conditions of this Lease, and (3) the negligence or other tortious act of Tenant, any permitted subtenant, or anyone on the premises on behalf of or at the invitation or right of Tenant or any permitted subtenant.

11. Damage by Fire or Other Casualty.
         a. Rights of Parties. In the event of damage to or destruction of the building or improvements located on the premises by fire or other casualty, that, in the reasonable opinion of Tenant, materially impairs Tenant's continued use of the building for Tenant's operations for a period in excess of

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ninety (90) days, Tenant may elect to terminate this Lease. Such election shall be made within ten (10) working days after the Landlord has furnished to Tenant a plan for, and an estimate of the cost of, repair of the damage. Such plan and estimate shall be so furnished as promptly as practicable, but in no event later than ten (10) working days after the damage occurs. Tenant shall provide thirty
(30) days' prior written notice to Landlord of Tenant's election to terminate the Lease and the date of termination shall be no earlier than thirty (30) days after the date of Tenant's notice to Landlord. In the event Tenant opts to terminate this Lease, all insurance proceeds related to the premises, including the building, the components thereof, the appurtenances thereto and the systems, fixtures and equipment leased by Landlord to Tenant pursuant to the terms hereof shall be payable to Landlord and Tenant hereby waives any rights therein or any claims against either Landlord or the insurer related thereto. Insurance proceeds, if any, which relate solely to the value of Tenant's estate, equipment and personal property may be retained by Tenant.
         b. Tenant's Rebuilding. In the event of fire or other casualty and provided this Lease is not terminated pursuant to the terms of the preceding subparagraph, then Tenant shall proceed diligently to restore the damaged property to substantially the same condition that existed prior to the damage or destruction. Prior to the commencement of Tenant's restoration work, Tenant shall submit to Landlord for its approval the name and experience or qualifications of the general contractor selected by Tenant to do the work and the plans and specifications for the restoration or renovation work. The plans and specifications for and Tenant's restoration or renovation work shall comply with all applicable laws, ordinances, codes and regulations. In the event the cost of Tenant's work exceeds $50,000, then in addition to submitting plans and specifications, Tenant shall submit to Landlord a certificate from a licensed architect, engineer or other building official stating that Tenant's plans and specifications comply with all applicable laws, ordinances, codes and regulations. Landlord shall either approve said general contractor and said plans and specifications or provide Tenant with specific reasons why or items which Landlord does not approve within fifteen(15) days of receipt of said plans and specifications. If Landlord does not respond to Tenant within said fifteen
(15) days, said general contractor and said plans and specifications shall be deemed to be approved.

Landlord shall not impose any charge upon Tenant for the review or approval of Tenant's plans and specifications or any change order submitted in accordance with the terms hereof. Tenant shall commence its work within thirty (30) days of receipt of Landlord's approval of Tenant's plans and specifications and diligently prosecute its work to completion. In the event the Tenant or the general contractor desire to make a change in the scope of the work as shown on the plans and specifications that have been approved by Landlord, then such change must also be approved by Landlord. Tenant shall submit a copy of the requested change order together with all drawings and data supporting the change order to Landlord for its approval. Landlord shall either approve said change order or provide Tenant with specific objections to the proposed change order within fourteen (14) days of receipt of the change order and supporting data. If Landlord does not respond within said fourteen (14) days, said change order shall be deemed to be approved.
         c. Payments for Rebuilding. If the cost of Tenant's restoration or renovation work exceeds $250,000, prior to undertaking any material portion of the proposed work, Tenant shall furnish Landlord with a copy of its plan for such work and afford Landlord ten working days to comment thereon. To the extent commercially reasonable, Tenant shall endeavor to accommodate Landlord's comments thereon so long as there is not a material adverse impact on cost or schedule for the proposed work. In Tenant's contract with the general contractor for the work, Tenant shall require such contractor to submit to Tenant (with a copy to Landlord), on or before the twenty-fifth of each month, a detailed invoice for the value of the work performed and materials furnished for the work (if the work is done on a time and materials, cost-plus or other like basis) or, if the work is performed on a fixed price or similar basis, a certificate detailing milestones or progress achieved. Landlord and Tenant shall promptly thereafter together inspect the work for the purposes of verifying contractor's statements. Failure of Landlord to perform such inspection within five working days shall constitute Landlord's agreement to Tenant's views. Landlord and Tenant shall make a good faith effort to resolve any disagreements concerning contractor's work or progress; provided, however, that Landlord shall have no right to contact Tenant's contractor directly or to issue instruction or direction of any kind to such contractor. Upon completion of construction, and as a condition of final payment to contractor, contractor shall furnish Tenant (with a copy to Landlord) of: (1) a certificate that contractor has paid all materialmen, subcontractors, vendors and laborers for goods and services connected in any way with the work; (2) contractor's fully-executed and acknowledged mechanic's lien release; and (3) if required, a certificate of occupancy.
         d. Delay in Rebuilding. The validity and effect of this Lease shall not be impaired by the failure of Tenant to complete the repair or restoration of the building or any improvements to the premises within any given period after commencement of the work, even if Tenant had in good faith notified Landlord that the repair work could be completed within a shorter period, provided that Tenant proceeds diligently with such repair or restoration and uses all reasonable efforts to have the work completed.
         e. Tenant's Continuing Obligations. In the event of fire or other casualty and this Lease is not terminated, then the Base Annual Rent and all other sums payable hereunder, shall be equitably abated based upon Tenant's loss of use of the premises until re-occupancy.

12. Mechanic's and Materialmen's Liens. Tenant covenants and agrees to keep the premises free and clear of mechanic's and materialmen's liens, which liens may arise from any repairs, alterations or improvements being performed by Tenant or from Tenant's repair or restoration of the building and improvements following damage to or destruction of the building and improvements caused by fire or other casualty. The foregoing repairs, alterations, improvements or restoration are to be performed at the sole cost of and for the benefit of the Tenant and not the Landlord. In the event a Memorandum of Mechanic's Lien is filed against the premises as the result of work performed by Tenant pursuant to the terms hereof, Tenant shall have said lien released (by payment, bonding or otherwise) within thirty (30) days of the filing of said lien. Tenant shall be solely responsible for the defense of said mechanic's or materialman's claim and all costs (including reasonable attorney's fees) incurred in said defense, including the cost of defending Landlord or its interest in the premises, and Tenant shall indemnify Landlord for said costs, if not paid initially by Tenant.

13. Condemnation.
         a. Entire Demised Premises. If after the execution of this Lease and before the expiration of the term hereof, the entire demised premises shall be taken by right of eminent domain for any public or quasi-public purpose, then the term of this Lease shall terminate as of the time when Landlord shall be divested of its interest in the demised premises, and the rent and charges, shall be apportioned or refunded as of the date of termination. Tenant shall pay all rent due and perform all other covenants hereof up to the time when such possession is required.
In the initial phase of the condemnation proceedings, Landlord shall permit Tenant to participate in the condemnation proceeding described in Va. Code ss.25-46.21 as provided for in Va. Code ss.25- 46.21:1 and to provide evidence of the value of the improvements made by Tenant to the demised premises in an effort to maximize the fair market value of the property and the award made in such proceedings. Once the award is determined, the Landlord shall receive the amount allocated for the taking of the land comprising the demised premises and all buildings, improvements and fixtures located thereon owned and existing on the date hereof by Landlord and Tenant shall receive the amount allocated for the taking of all permanent leasehold improvements made by Tenant to the premises and Tenant's moving expenses. Nothing contained herein shall preclude Tenant from asserting a claim in the second phase of the condemnation proceedings that Tenant is entitled to be compensated from the condemnation award for Tenant's costs incurred in the proceeding and for the value of Tenant's leasehold interest, if any.
         b. Substantial Taking. In the event of a taking of less than all of the demised premises or the building located thereon by right of eminent domain or voluntary conveyance in lieu thereof, then, if in the reasonable opinion of Tenant the remainder of the premises could no longer feasibly be used by Tenant for the operation of its business, then Tenant, at its option, may terminate the term of this Lease by giving Landlord notice of its election within ninety (90) days after the receipt of notice of such taking, said termination to be effective not less than thirty (30) days after the date on which said notice of termination is given to Landlord. In the event Tenant shall elect to terminate the term of this Lease as provided in the preceding sentence, Tenant shall pay all rent due and perform all other covenants hereof up and to the time when such possession is required and thereafter Tenant shall have no further obligation to perform any of the covenants of this Lease as to the premises, except as set forth in this paragraph.

         c. Minor Taking. In the event of a taking of less than all of the premises by right of eminent domain or voluntary conveyance in lieu thereof and Tenant does not elect to terminate this Lease as permitted under subparagraph 13.b., then the award or payment attributable to the taking of the premises shall be paid to and used by Tenant for restoration and Tenant shall promptly commence and with due diligence restore or rehabilitate to the extent reasonable in light of the taking and the resultant new circumstances the portion of the premises and building located thereon remaining after the taking to substantially the same condition and tenantability as existed immediately preceding the taking. During any period of restoration, the amount of the rent and charges shall be equitably abated or reduced, based upon Tenant's loss of use of the premises until re-occupancy by Tenant. Base Annual Rent for the remainder of the Term shall be reduced by the amount determined by multiplying $3.75 by the number of square feet by which the useable area of the building is reduced as the result of the condemnation. The amount by which the Base Annual Rent shall be reduced shall be set forth in a written memorandum signed by both Landlord and Tenant.

14. Landlord Not to Encumber Tenant's Interests. Landlord hereby covenants and agrees that during the term of this Lease, Landlord shall not have the right or power to mortgage or otherwise create any security interest in or place other liens or encumbrances upon Tenant's personal property, fixtures or equipment or affecting Tenant's interest in the demised premises, or any part thereof. However, nothing contained herein is intended to limit the right of Landlord to mortgage its own interest in the premises and to assign its interest in this Lease, as collateral for any loan now or hereafter obtained by Landlord.

15. Quiet Enjoyment. Tenant, upon paying the rent and all other sums and charges to be paid by it as herein provided, and observing and keeping all covenants, agreements and conditions of this Lease on its part to be kept, shall quietly have and enjoy the demised premises during the term of this Lease, without hindrance or molestation.

16. Default by Tenant.
         a. Events of Default. Each of the following shall be an event of default:

                  (1) If Tenant commits an event of default which is not cured within any applicable cure period pursuant to any security agreement which creates a lien or security interest in any assets of Tenant in favor of Landlord or its affiliates; or
                  (2) If Tenant shall default in the payment of Base Annual Rent, additional rent, or other amounts payable under this Lease, and such default shall continue for ten (10) working days or more after written notice of default from Landlord (provided, however, that Landlord shall only be required to provide such written notice three (3) times during any Lease Year so long as the Base Annual Rent is paid by means of direct deposit or electronic funds transfer); or
                  (3) If Tenant shall default in the payment of any other sums and charges to be paid by Tenant pursuant to the terms hereof and this default shall continue for more than fourteen (14) days after Landlord has given to Tenant written notice of such default in accordance with Section 27 hereof; or
                  (4) If Tenant shall default in the observance and/or performance of any of the other terms, covenants, conditions and agreements of this Lease to be performed by Tenant and any such default shall continue for more than thirty (30) days after Landlord has given to Tenant written notice of such default, or if by reason of the nature of such default, it cannot be corrected within said thirty (30) days, then if Tenant shall not commence to correct such default within said thirty (30) days and thereafter prosecute the same to completion with all due diligence; or
                  (5) If Tenant abandons the premises for a period of thirty
(30) consecutive days (except as the result of a casualty); or
                  (6) If Tenant makes a general assignment for the benefit of its creditors, files a voluntary petition under any law relating to bankruptcy or insolvency, the filing of an involuntary petition by Tenant's creditors seeking the liquidation or reorganization of Tenant under any law relating to bankruptcy or insolvency which petition is not dismissed or stayed within sixty
(60) days of filing, or the appointment of a receiver or other custodian to take possession of all or substantially all of Tenant's assets or its interest under this Lease; or
                  (7) If Tenant is insolvent or unable to pay its debts as they mature, the entry by a court of a decree or order directing the winding up or liquidation of Tenant or of substantially all of its assets, Tenant taking any action toward the dissolution or winding up of its affairs, or the attachment, execution or other judicial seizure of substantially all of Tenant's assets which is not discharged or bonded off within thirty (30) days of filing.
         b. Landlord's Remedies. Upon the happening of any one or more of the defaults or events of default set forth in subparagraph 16.a., this Lease and the term hereof shall, at the option of Landlord, upon the date specified in a notice sent by registered or certified mail in accordance with Section 27 hereof, which date shall not be less than fourteen (14) days after the date of mailing of such notice by Landlord to Tenant, wholly cease and determine, with the same force and effect as though the date so specified were the date hereinabove first set forth as the date of the expiration of the term of this Lease and thereupon, or at any time thereafter, Landlord may re-enter the demised premises (subject to the rights of any subtenants to notice of a physical entry by Landlord), and have possession of the premises and the buildings and improvements located thereon, or may recover possession thereof in the manner prescribed by the statute relating to summary proceedings or similar statutes, it being understood that no demand for the rent and no re-entry for condition broken and no notice to quit possession or other notices prescribed by statute shall be necessary to enable Landlord to recover such possession, but that all right to any such demand and any such re-entry, and any notice to quit possession or other notices or prerequisites are hereby expressly waived by Tenant, except as may be required by applicable law.
         c. Tenant Liable for Subsequent Rent. In case of default by Tenant, Tenant will indemnify Landlord against all loss of rent and other payments provided herein to be paid by Tenant to Landlord between the time of the default and the expiration of the term of this Lease. It is understood and agreed that at the time of the default or at any time thereafter Landlord shall use reasonable efforts to rent the demised premises and parts thereof to mitigate Landlord's damages. Such reletting shall not release Tenant from any liability whatsoever, that Tenant shall be liable for the reasonable expenses incurred by Landlord in connection with obtaining possession of the demised premises and in connection with any reletting, and that any monies collected from any reletting shall be applied first to the Landlord's expenses and then to payment of rent and all other payments due from Tenant to Landlord pursuant to the terms hereof.

         d. Tenant Liable for Landlord's Expenses. Tenant shall pay all costs incurred by Landlord on account of Tenant's default hereunder, including but not limited to, collection costs, court costs and reasonable attorneys' fees, as well as any brokerage fees and costs incurred in connection with any reletting of the premises. Acceptance by Landlord of delinquent rent after default shall not entitle Tenant to possession of the demised premises and shall not be deemed to cure the default.
         e. Notices and Cure Periods. No action or proceeding to oust Tenant from possession or to terminate this Lease shall be brought by Landlord unless the notices herein specified be first given and the times to cure defaults hereinabove specified have expired without the defaults having been cured.
         f. Remedies Cumulative. It is mutually covenanted and agreed that the various rights, powers, options and remedies of Landlord contained in this Lease shall be construed as cumulative and no one of them is exclusive of the other or exclusive of any rights, priorities or remedies allowed either at law or in equity.

17. Right of Entry. Subject to the laws of the United States regarding the protection of classified information (including the requirement for an escort for persons not having the requisite level of security clearance), Tenant shall allow Landlord or its representatives, agents or contractors to enter the premises, at any reasonable time during normal business hours, upon twenty-four
(24) hours prior notice to Tenant, for the purpose of inspecting the same or for making any repairs that Landlord deems necessary or replacements that Landlord is obligated to make or for showing the premises to any prospective purchasers or lenders.

18. Hazardous Materials.
         a. Except as expressly permitted hereunder, Tenant shall not cause, or allow any of Tenant's employees, agents, customers, invitees, licensees, contractors, assignees or sublessees (collectively, Tenant's Parties) to cause or permit any Hazardous Materials to be brought upon, stored, manufactured, generated, blended, handled, recycled, treated, disposed of or used on, under or about the premises and the building and improvements located thereon, and except for such activities that are part of the ordinary course of Tenant's business activities so long as in all cases said Hazardous Materials are used and disposed of in strict accordance with all Environmental Laws and prior to conducting said activities Tenant shall have obtained any required permits related to said Hazardous Materials.
         b. Tenant and Tenant's Parties shall comply with all Environmental Laws and promptly notify Landlord of the presence of any Hazardous Materials on the premises or any violation of any Environmental Law for which Tenant has received notice. Subject to the laws of the United States regarding the protection of classified information (including the requirement for an escort for persons not having the requisite level of security clearance), Landlord shall have the right to inspect the premises and to conduct tests and investigations to determine whether Tenant is in compliance with the provisions hereof. If such tests indicate the presence of any non-permitted Hazardous Materials resulting from the activities of Tenant, Tenant shall reimburse Landlord for the cost of conducting such tests.
         c. Tenant shall indemnify, protect, defend and hold harmless Landlord and its partners, directors, officers, employees, lenders, agents, contractors and each of their respective heirs, successors and assigns from and against any and all claims, judgments, causes of action, damages, penalties, fines, taxes, costs, liabilities, losses and expenses to the extent having arisen at any time during or after the term hereof as a result (directly or indirectly) of or in connection with Tenant's breach of any provision of the preceding subparagraphs or the presence of Hazardous Materials on, under or about the premises as a result of Tenant's activities or failure to act in connection with the premises. This indemnity shall include Tenant's allocable portion of the cost of any required or necessary repair, clean up, or corrective action plan. Neither the written consent of Landlord to the presence of Hazardous Materials on, under or about the premises nor the strict compliance by Tenant with all Environmental Laws shall excuse Tenant from its obligation for indemnification herein. Tenant's obligations pursuant to the foregoing indemnity shall expressly survive the expiration or earlier termination of this Lease.
         d. The term "Hazardous Materials" shall mean asbestos; radon; radioactive materials, explosives, any equipment which contains dielectric fluid containing polychlorinated byphenyls ("PCBs") or "PCB items" (as defined in 40 C.F.R. Sec. 761.3); stored, leaked or spilled petroleum products; or any other chemical, material or substance which is regulated as a "toxic substance" (as defined by the Toxic Substance Control Act, 15

U.S.C. Sec. 2601 et seq., as amended), a "hazardous waste" (as defined by the Resource Conservation and Recovery Act, 42 U.S.C.
Sec. 6901 et seq., as amended), or a "hazardous substance" (as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C. Sec. 9601 et seq., as amended), or exposure to which is prohibited, limited or regulated by any federal, state, municipal, local or other governmental statute, regulation, ordinance or authority. As used herein, "Environmental Laws" means any and all Federal, state or local environmental, health or safety-related laws, regulations, standards, decisions of courts, ordinances, rules, codes, orders, decrees, directives, guidelines or permits, currently existing and as amended, enacted, issued or adopted in the future which are or become applicable to either Tenant or the premises.
         e. Based upon a Phase I Environmental Site Assessment provided by Tenant to Landlord, to the knowledge of Landlord, the premises do not contain any Hazardous Materials and are in compliance with the Environmental Laws on the date hereof. Landlord shall be responsible for the cost of removal of Hazardous Materials on the Premises when Tenant takes possession thereof if removal is required by an agency that is responsible for the enforcement of the Environmental Laws (e.g. any required removal of asbestos).

19. Brokerage Commission. Landlord shall pay a brokerage commission one-half (1/2) to Robinson Sigma Commercial Real Estate and one-half (1/2) to S. L. Nusbaum Realty Co. in the total amount and for the term as set forth in the separate agreement between Landlord and Robinson Sigma Commercial Real Estate. Tenant represents to Landlord that Tenant's sole agent involved in the leasing of the premises is S. L. Nusbaum Realty Co. and that no other agent or broker has a claim to a commission based upon the actions of Tenant. Landlord acknowledges that Robinson Sigma Commercial Real Estate is Landlord's sole agent involved in the leasing of the premises and that no other agent or broker has a claim to a commission based upon the actions of Landlord. Tenant and Landlord, respectively, shall each indemnify, defend, protect, and hold the other harmless from and against any loss, cost or expense (including reasonable attorneys' fees and costs) resulting from any claim for a fee or commission by any agent or broker in connection with this Lease of the premises other than Robinson Sigma Commercial Real Estate
(as to Landlord) and S. L. Nusbaum Realty Co. (as to Tenant).

20. Holding Over; Surrender. If Tenant holds over in the premises or any part thereof after the expiration of the term hereof, such holding over shall constitute a month-to-month tenancy, at a rent equal to the Base Annual Rent in effect immediately prior to such holding over plus fifty percent (50%) thereof. This provision shall not be construed as Landlord's permission for Tenant to hold over. Acceptance of rent by Landlord following the expiration or termination of the term hereof shall not constitute a renewal or extension of the term hereof. Upon the termination of this Lease or Tenant's right to possession of the premises, Tenant will surrender the premises, the building, the components and systems thereof and the fixtures and equipment leased to Tenant herein in good condition and repair, reasonable wear and tear excepted, and with any improvements, alterations or additions made by Tenant removed as required in Sections 4 and 8 hereof. Conditions existing because of Tenant's failure to perform maintenance, repairs or replacements shall not be deemed "reasonable wear and tear."

21. No Waiver. Failure of Landlord to complain of any act or omission on the part of Tenant no matter how long the same may continue, shall not be deemed to be a waiver by Landlord of any of its rights hereunder. No waiver by Landlord at any time, express or implied, of any breach of any provision of this Lease by Tenant shall be deemed a waiver of a breach of any other provision of this Lease or a consent to any subsequent breach of the same or any other provision. No acceptance by Landlord of any partial payment shall constitute an accord or satisfaction, but shall only be deemed a part payment on account.

22. Force Majeure. In the event that either Landlord or Tenant shall be delayed, hindered in, or prevented from the performance of any act required hereunder (other than the payment of rent) by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war, or the act, failure to act, or other reason beyond their control, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

23. Subordination, Non-disturbance and Attornment. In the event Landlord encumbers its interest in the demised premises and this Lease, then this Lease and the estate, interest and rights hereby created shall be subordinate to the mortgage placed upon the premises or any estate or interest therein. Tenant agrees that in the event any person, firm, corporation or other entity acquires the right to possession of the premises, including any mortgagee or holder of any estate or interest having priority over this Lease, Tenant shall, within ten
(10) days of request by such person, firm, corporation or other entity, attorn to and become the tenant of such person, firm, corporation or other entity, upon the same terms and conditions as are set forth herein for the balance of the term; provided that such substitute landlord agrees in writing not to disturb and acknowledges Tenant's rights under the terms of this Lease so long as Tenant is not in default of the terms hereof. Notwithstanding the foregoing, any mortgagee may, at any time, subordinate its mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution and delivery, and in that event, such mortgagee shall have the same rights with respect to this Lease as though it had been executed prior to the execution and delivery of the mortgage. Tenant, within ten (10) days of request by Landlord, shall execute any such instruments in recordable form as may be reasonably required by Landlord in order to confirm or effect the subordination or priority of this Lease, as the case may be, the attornment of Tenant to future landlords, and the non-disturbance of future landlords to Tenant, in accordance with the terms of this subparagraph.

24. Entire Agreement. No oral statement or prior written matter shall have any force or effect. Tenant agrees that it is not relying on any representations or agreements other than those contained in this Lease. This Lease shall not be modified or cancelled except by writing subscribed by both parties.

25. Successors and Assigns. The terms "Landlord" and "Tenant" whenever used herein shall mean only the owner at the time of Landlord's or Tenant's interest herein, except that upon any sale or assignment of the interest of either Landlord or Tenant herein, their respective successors in interest or assigns shall succeed to all rights and obligations of Landlord or Tenant, as the case may be, and during the term of their ownership of their respective estates herein, be deemed to be Landlord or Tenant, as the case may be. Except as herein otherwise expressly provided, the covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective successors, and assigns.

26. Limitation of Liability. The obligations of Landlord under this Lease are not personal obligations of the individual partners, directors, officers, agents or employees of Landlord (or their respective heirs, successors and assigns), and Tenant shall look solely to the premises and the Landlord's interest therein for satisfaction of any liability of Landlord to Tenant hereunder. Tenant shall not look to any other assets of Landlord nor such recourse against the assets of the individual partners, directors, officers, agents or employees of Landlord (or their respective heirs, successors and assigns) for performance of Landlord's obligations hereunder.

27. Notices. Any notice provided for to be given to Landlord shall be given by either hand delivery, by United States registered or certified mail, postage prepaid, or by Federal Express or other recognized overnight delivery service, addressed to Landlord, attention Dollar Tree Stores, Inc., Robert Gurnee, Vice President - Real Estate, 500 Volvo Parkway, Chesapeake, Virginia 23320, with a required copy to Hofheimer Nusbaum, P.C., attention William A. Old, Jr., Esquire, 1700 Dominion Tower, 999 Waterside Drive, Norfolk, Virginia 23510, and shall be effective upon receipt. Any notice herein provided for to be given to Tenant shall be given by either hand delivery, by United States registered or certified mail, postage prepaid, or by Federal Express or other recognized overnight delivery service, addressed to Tenant, 141 Spring Street, Lexington, Massachusetts 02173, with a required copy to Raytheon Company, Office of General Counsel, 141 Spring Street, Lexington, Massachusetts 02173, and shall be effective upon receipt. Should either party fail or refuse to accept delivery, the notice shall be deemed effective on the first date delivery is attempted, provided that a written record is made of that date. Either party may change its address by notice to the other party as provided for herein.

28. Estoppel Certificates. Either party shall, without charge, at any time and from time to time hereafter, within ten (10) days after written request of the other, certify by written instrument duly executed and acknowledged to any mortgagee or purchaser, or proposed mortgagee or proposed purchaser, or any other person, firm or corporation specified in such request: (a) as to whether this Lease has been supplemented or amended, and if so, the substance and manner of such supplement or amendment; (b) as to the validity and force and effect of this Lease, in accordance with its tenor as then constituted; (c) as to the existence of any default thereunder; (d) as to the existence of any offsets, counterclaims or defenses thereto on the part of such other party; (e) as to the commencement and expiration dates of the term of this Lease; and (f) as to any other matters and exceptions as may reasonably be so requested. Any such certificate may be relied upon by the party requesting it and any other person, firm, or corporation to whom the same may be exhibited or delivered, and the contents of such certificate shall be binding on the party executing same.

29. Recording of Lease. Landlord and Tenant agree that this Lease shall not be recorded. However, a Memorandum of Lease shall be recorded in the Clerk's Office of the Circuit Court of the City of Norfolk, Virginia, by Landlord. All fees and taxes associated with the recording of a Memorandum of Lease shall be borne by Tenant. DMK Associates shall be a party to and join in said Memorandum of Lease.

30. Governing Law. This Lease and the performance thereof shall be governed, interpreted, construed, and regulated by the laws of the Commonwealth of Virginia.

31. Invalidity of Provisions. If any term, covenant, condition, or provision of this Lease or the application thereof to any person or circumstance shall, at any time or to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant, condition, and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

32. Gender; Counterparts. Wherever herein the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and vice versa, as the context shall require. This Lease may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

33. Consents. To the extent either Landlord or Tenant is required by the terms of this Lease to give its consent to an action of the other party, such consent shall not be unreasonably withheld or delayed and the provisions of this Lease shall be so interpreted unless specifically provided to the contrary.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first above written.

                              DOLLAR TREE STORES, INC., a
                                 Virginia corporation
                                By: /s/ Macon F. Brock, Jr.
                                   ------------------------------
                                        Macon F. Brock, Jr.
                                Title:  President and Chief Executive Officer


                              RAYTHEON SERVICE COMPANY, a
                                Delaware corporation
                                By: /s/ Morton L. Brand
                                   ------------------------------
                                        Morton L. Brand
                                Title:  Vice President and Controller


                              DMK ASSOCIATES, a Virginia general
                                 partnership

                                By:  /s/ Macon F. Brock, Jr.
                                   ------------------------------
                                        Macon F. Brock, Jr.
                                         General Partner

                                By:  /s/ J. Douglas Perry
                                   ------------------------------
                                        J. Douglas Perry
                                         General Partner


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


                                    Exhibit A


             ALL THAT certain lot, piece or parcel of land, with the
          buildings and improvements thereon, situate, lying and being in the City of Norfolk, State of Virginia, and numbered and designated as Parcel 31-A, Norfolk Commerce Park, Phase II, on
          that certain plat which is recorded in the Clerk's Office of the Circuit Court of the City of Norfolk, Virginia, in Map
           Book 45, at page 111, reference to which plat being hereby made for a more particular description of said property.


                                       29